UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 17, 2009

ACI Worldwide, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-25346	47-0772104
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Broadway, Suite 3350
New York, New York 10271

(Address of principal executive offices)  (Zip Code)

Registrant’s Telephone Number, Including Area Code: (646) 348-6700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On February 17, 2009, ACI Worldwide, Inc. (the “Company”) issued a press release announcing certain preliminary estimates for financial results for the year ended December 31, 2008.  A copy of this press release is attached hereto as Exhibit 99.1.

The foregoing information (including the exhibit hereto) is being furnished under “Item 2.02 — Results of Operations and Financial Condition” and “Item 7.01 – Regulation FD Disclosure.”  Such information (including the exhibit hereto) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

The Company has determined that its consolidated financial statements for the quarter ended March 31, 2008, and subsequent quarters, should no longer be relied upon due to an error in revenue recognition accounting for a software project in the quarter ended March 31, 2008.

While the review of this matter is ongoing, the Company has determined that $1.9 million of revenue for the software project that the Company had recognized in the March 31, 2008 quarter should have been deferred until further project milestones were achieved.  The Company’s backlog estimate as of March 31, 2008 will increase by $1.9 million as a result of this deferral and a corresponding $0.4 million in costs, as well as $0.1 million in income taxes, will also be deferred. The customer has paid the invoices to which the deferred revenue relates.  Accordingly, this deferral does not impact the Company’s operating free cash flow for the quarter.

The nonreliance determination was made by management based upon Audit Committee meetings on February 10 and 16, 2009 concerning the status of the review and the accounting implications.  Management and the Audit Committee have discussed the matter with KPMG LLP, the Company’s independent registered public accounting firm.  The Audit Committee’s review is ongoing.  Accordingly, the information in this Report is subject to change based upon the final findings of the review and the review of the Company’s restated financial statements by its independent registered public accounting firm.

The Company intends to file an amended Form 10-Q for the quarter ended March 31, 2008 containing restated consolidated financial statements prior to filing an Annual Report on Form 10-K for the year ended December 31, 2008.  At that time, subject to completion of the Audit Committee’s review, the Company also intends to amend its second and third quarter 2008 quarter reports  to update year-to-date data related to this error.  The

Company expects to timely file its Annual Report on Form 10-K for the year ended December 31, 2008.

Item 7.01. Regulation FD Disclosure.

See “Item 2.02 – Results of Operations and Financial Condition” above.

Item 9.01.  Financial Statements and Exhibits.

99.1	Press release dated February 17, 2009.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements based on current expectations that involve a number of risks and uncertainties.  Generally, forward-looking statements do not relate strictly to historical or current facts and may include words or phrases such as ACI “estimates,” “believes,” “will,” “expects” and words and phrases of similar impact.  The forward-looking statements are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements in this Report include, but are not limited to, statements regarding:

•	The expected adjustments to ACI’s previously filed consolidated financial statements; and
•	ACI’s expected timing regarding completion of the amendment to ACI’s March, June and September 2008 Form 10-Qs and the filing of its Annual Report on Form 10-K for the year ended December 31, 2008.

The information in this Report is subject to change based upon the final findings of the Audit Committee review initiated by this matter and the review of ACI’s restated financial statements by its independent registered public accounting firm.

Any or all of the forward-looking statements may turn out to be incorrect.  They can be affected by the judgments and estimates underlying such assumptions or by known or unknown risks and uncertainties.  These factors include, without limitation, the risk that additional information may arise from the preparation of ACI’s financial statements or other subsequent events that would require ACI to make additional adjustments than those previously disclosed.  Consequently, no forward-looking statement can be guaranteed.  In addition, ACI disclaims any obligation to update any forward-looking statements after the date of this Report.

All of the foregoing forward-looking statements are qualified by the risk factors discussed in ACI’s filings with the Securities and Exchange Commission. For a discussion of these risk factors, parties that are relying on the forward-looking statements should review ACI’s filings with the Securities and Exchange Commission, including ACI’s Form 10-K filed on January 30, 2008 and its Form 10-Q filed on February 19, 2008, both as amended by its Form 10-K/A and Form 10-Q/A, respectively, filed on March 4, 2008, subsequent periodic reports filed with the SEC, including ACI’s Form 10-Q filed on November 7, 2008, and specifically the sections in those reports entitled “Factors That May Affect Our Future Results or the Market Price of Our Common Stock.”

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ACI Worldwide, Inc.

/s/ Scott W. Behrens
Scott W. Behrens
Chief Financial Officer

Date: February 17, 2009

EXHIBIT INDEX

Exhibit No.	Exhibit Description

99.1	Press release dated February 17, 2009